EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three months ended March 31, 2023. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of March 31, 2023
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,253,618	$429	$155	$1,254,202
Restricted cash and cash equivalents	2,163	1,059,047	—	1,061,210
Investments (includes performance allocations of $2,867,512 as of March 31, 2023)	5,520,428	402	129,416	5,650,246
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	123,362	—	123,362
Investments	—	1,811,972	(49,016)	1,762,956
Other assets	—	109,977	(78,323)	31,654
Due from related parties	(705,659)	(6)	1,480,780	775,115
Deferred tax assets, net	11,436	—	598,680	610,116
Other assets	1,161,236	1,641	49,400	1,212,277
Lease assets	623,779	—	—	623,779
Goodwill	264,339	—	(595)	263,744
Total Assets	$8,131,340	$3,106,824	$2,130,497	$13,368,661

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$141,048	$27,096	$17,141	$185,285
Accrued compensation and benefits	148,193	—	—	148,193
Deferred revenue	205,381	—	—	205,381
Due to related parties	174,109	8,400	1,305,130	1,487,639
Profit sharing payable	1,533,624	—	—	1,533,624
Debt	2,813,926	—	—	2,813,926
Liabilities of consolidated variable interest entities:
Notes payable	—	42,916	—	42,916
Other liabilities	—	1,253,854	(2,391)	1,251,463
Due to related parties	—	374	(374)	—
Other liabilities	302,455	43,094	50,009	395,558
Lease liabilities	707,806	—	—	707,806
Total Liabilities	6,026,542	1,375,734	1,369,515	8,771,791
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,037,111	4,485	1,041,596
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of March 31, 2023	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of March 31, 2023	289,815	—	—	289,815
Additional paid in capital	—	(81,595)	1,321,812	1,240,217
Retained earnings	318,734	391,121	(709,855)	—
Accumulated other comprehensive loss	(12,389)	(28,407)	29,987	(10,809)
Total Apollo Asset Management, Inc. Stockholders’ Equity	860,558	281,119	641,944	1,783,621
Non-controlling interests in consolidated entities	6,561	412,861	114,552	533,974
Non-controlling interests in Apollo Operating Group	1,237,679	—	—	1,237,679
Total Stockholders’ Equity	2,104,798	693,980	756,496	3,555,274
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,131,340	$3,106,825	$2,130,496	$13,368,661
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended March 31, 2023
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$628,039	$859	$2,942	$631,840
Advisory and transaction fees, net	146,454	—	8,145	154,599
Investment income	448,832	—	(7,247)	441,585
Incentive fees	15,465	—	—	15,465
Total Revenues	1,238,790	859	3,840	1,243,489

Expenses:
Compensation and benefits	669,567	—	—	669,567
Interest expense	31,472	13	2,817	34,302
General, administrative and other	182,063	772	193	183,028
Total Expenses	883,102	785	3,010	886,897

Other Income:
Net gains (losses) from investment activities	(2,248)	993	(281)	(1,536)
Net gains from investment activities of consolidated variable interest entities	—	71,963	(37,926)	34,037
Interest income	17,986	13,397	901	32,284
Other loss, net	(7,370)	(101)	55	(7,416)
Total Other Income	8,368	86,252	(37,251)	57,369
Income before income tax provision	364,056	86,326	(36,421)	413,961
Income tax provision	(13,011)	(13,745)	(34,716)	(61,472)
Net Income	351,045	72,581	(71,137)	352,489
Net income attributable to non-controlling interests	(108,123)	(24,426)	(2,557)	(135,106)
Net Income Attributable to Apollo Asset Management, Inc.	242,922	48,155	(73,694)	217,383
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income Attributable to Apollo Asset Management, Inc. Common Stockholders	$233,758	$48,155	$(73,694)	$208,219
(1)    Includes eliminations for Variable Interest Entities (VIEs), fund consolidation and entities not included in the Apollo Operating Group.